Exhibit 10.5

DERMODY PROPERTIES

STANDARD INDUSTRIAL LEASE

Lease Preparation Date: November 15, 2001

Dermody Properties and Dermody Family Limited Partnership II, Landlord and Unified Western Grocers, Inc., Tenant

TABLE OF CONTENTS

Page

1. LEASE TERMS 1.

2. DEMISE AND POSSESSION 2.

3. PAYMENT OF RENT 3.

4. COMMON AREAS 3.

5. ADDITIONAL RENT 4.

6. SECURITY DEPOSIT 5.

7. USE OF PREMISES; QUIET CONDUCT 6.

8. PARKING 9.

9. UTILITIES 10.

10. ALTERATIONS AND MECHANIC’S LIENS 10.

11. INSURANCE 11.

12. INDEMNIFICATION AND WAIVER OF CLAIMS 13.

13. MAINTENANCE AND REPAIRS OF PREMISES 13.

14. AUCTIONS, SIGNS, AND LANDSCAPING 14.

15. ENTRY BY LANDLORD 15.

16. ABANDONMENT 15.

17. DESTRUCTION 15.

18. ASSIGNMENT, SUBLETTING AND TRANSFERS OF OWNERSHIP 16.

19. DEFAULT BY TENANT 18.

20. REMEDIES OF LANDLORD 19.

21. SURRENDER OF LEASE NOT MERGER 22.

22. ATTORNEYS FEES AND COLLECTION CHARGES 22.

23. CONDEMNATION 22.

24. RULES AND REGULATIONS 23.

25. ESTOPPEL CERTIFICATE 23.

26. SALE BY LANDLORD 23.

27. NOTICES 24.

28. SURRENDER OF PREMISES 24.

29. HOLDOVER 24.

30. DEFAULT OF LANDLORD; LIMITATION OF LIABILITY 25.

31. PRIORITY 25.

32. DEPOSIT AGREEMENT 26.

33. GOVERNING LAW 26.

34. NEGOTIATED TERMS 26.

35. SEVERABILITY 26.

36. BROKERS 26.

37. QUIET POSSESSION 26.

38. MISCELLANEOUS PROVISIONS 27.

39. CHANGE ORDERS 28.

40. SPECIAL PROVISIONS AND EXHIBITS 28.

41. OPTIONS TO EXTEND LEASE TERM 29.

42. TERMINATION OF EXISTING LEASE 30.

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DERMODY PROPERTIES

STANDARD INDUSTRIAL LEASE For Landlord Use Only: (NET-NET-NET) L/A: GS (SINGLE TENANT) Bldg: 354

Lease Preparation Date: November 15, 2001

Landlord: Dermody Properties, a Nevada corporation, as to an undivided one-half (1/2) interest, and Dermody Family Limited Partnership II, a Washington limited partnership, as to an undivided one-half (1/2) interest

Tenant: Unified Western Grocers, Inc., a California corporation

Trade Name (dba): Unified Western Grocers

1. LEASE TERMS

1.01 Premises: The Premises referred to in this Lease include the land consisting of approximately fourteen and 12/100ths (14.12) acres and all improvements including the building containing approximately two hundred ninety-one thousand, three hundred thirty (291,330) square feet (the “Building”) and other improvements including the parking area thereon, as depicted on Exhibit A, and all appurtenances thereof. The address of the Premises is: 1888 South East Street, Fresno, California.

1.02 Project: [Intentionally omitted.]

1.03 Tenant’s Notice Address: Tenant’s Notice Address is the address of the Premises as defined in Section 1.01 unless otherwise specified here:

1.04 Landlord’s Notice Address: Landlord’s Notice Address is 1200 Financial Blvd., Reno, Nevada 89502.

1.05 Tenant’s Permitted Use: warehousing and distribution of grocery products and grocery related merchandise now or hereafter commonly sold in grocery stores and supermarkets, and related office uses, in full compliance with the terms of this Lease.

1.06 Lease Term: The Lease Term commences on May 1, 2002 (the “Lease Commencement Date”) and expires ten (10) years thereafter, subject to extension as provided in Section 41.01 below. Tenant shall also be entitled to the options to extend the Lease Term for two (2) additional periods of five (5) years each (the “Extension Terms” as defined in Section 41.01 below), subject to and in compliance with the terms and conditions specified in Section 41.01 below. For purposes of this Lease, the term, “Initial Lease Term,” shall mean the initial ten (10) year term of the Lease specified above, and the term, “Lease Term,” shall mean and include the Initial Lease

1.

Term, together with the Extension Term(s) to the extent the Extension Option(s) are exercised by Tenant pursuant to Section 41.01 below.

1.07 Base Monthly Rent: Base Monthly Rent shall be payable in lawful money of the United States of America in accordance with the following Schedule:

Period Base Monthly Rent

Lease Commencement Date - April 30, 2007 $80,000

May 1, 2007 – Expiration of Initial Lease Term $92,000

Base Monthly Rent during the Extension Terms shall be determined pursuant to Section 41.02 below.

1.08 Security Deposit: Forty-six Thousand, Four Hundred Forty-seven Dollars ($46,447) in lawful money of the United States of America. Tenant’s security deposit in this amount under Tenant’s lease with Landlord for the Premises dated as of May 1, 1991 as amended (the “Existing Lease”) which shall be terminated effective as of the Lease Commencement Date pursuant to Section 42.01 below shall be retained by Landlord in payment of the Security Deposit under this Lease.

1.09 Proportionate Share: [Intentionally omitted.]

1.10 Index: The Index for calculating cost of living adjustments in the Base Monthly Rent during the Extension Terms shall be the Consumer Price Index for All Urban Consumers, U.S. City Average (1982/84=100) or such substitute Index specified in Section 3.02 or 41.02 below.

1.11 Tenant Improvements: Tenant is entitled to the use of all vehicle parking spaces within the Premises subject to the provisions of Article 8. of the Lease.

1.12 Landlord’s Work: None. During the Lease Term, Landlord will be under no obligation to alter, change, decorate or improve the Premises.

1.13 Guaranty: [Intentionally omitted.]

2. DEMISE AND POSSESSION

2.01 Landlord leases to Tenant and Tenant leases from Landlord the Premises. By entering and occupying the Premises over the past ten (10) years, Tenant acknowledges that it has examined the Premises, is fully familiar with the Premises, and accepts the Premises in their present condition. Nothing contained in this Lease, including any Exhibits hereto, shall be interpreted or is intended in any way as a representation or warranty by Landlord as to the quantity, quality, or fitness of the Premises, including, without limitation, a fitness for any particular purpose, each of which is expressly disclaimed by Landlord hereunder. Tenant acknowledges and agrees that (i) Landlord is not making and has not made at any time any warranties or representations of any kind or character, express or implied, with respect to the Premises, including, but not limited to, any warranties or

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representations as to habitability, merchantability, or fitness for a particular purpose, and (ii) Tenant is occupying the Premises “as is, where is, with all faults” and Tenant has not relied on and will not rely on, and Landlord is not liable for or bound by, any express or implied warranties, guarantees, statements, representations, or information pertaining to the Premises or relating thereto made or furnished by Landlord or any of its representatives, or any real estate broker or agent representing or purporting to represent Landlord, to whomever made or given, directly or indirectly, verbally or in writing, unless specifically set forth in this Lease.

2.02 [Intentionally omitted.]

2.03 [Intentionally omitted.]

3. PAYMENT OF RENT

3.01 On the first day of every calendar month of the Lease Term commencing on the Lease Commencement Date, Tenant will pay, without deduction, abatement, or offset, prior notice or demand, Base Monthly Rent and Additional Rent at Landlord’s Notice Address. In the event that the Lease Term commences or ends on a day other than the first day of a calendar month, a prorated amount of Base Monthly Rent shall be due on the Lease Commencement Date and/or on the first day of the final month of the Lease Term, as applicable, and will be calculated using a thirty (30) day month.

3.02 [Intentionally omitted.]

A. [Intentionally omitted.]

B. [Intentionally omitted.]

C. [Intentionally omitted.)

3.03 Any installment of Base Monthly Rent, Additional Rent or any other charge payable which is not paid within ten (10) days after it becomes due will be considered past due and Tenant will pay to Landlord as Additional Rent a late charge equal to five percent (5%) of the delinquent amount. All past due amounts of Base Monthly Rent and Additional Rent, including, without limitation, late charges and all other amounts payable by Tenant under the terms of this Lease, shall bear interest at the lesser of (i) twelve percent (12%) per annum, or (ii) the maximum per annum rate permitted under applicable law (the “Default Rate”) from the due date thereof until paid. All such interest shall constitute Additional Rent due under this Lease.

3.04 [Intentionally omitted.]

4. COMMON AREAS

4.01 [Intentionally omitted.]

4.02 [Intentionally omitted.]

3.

4.03 [Intentionally omitted.]

5. ADDITIONAL RENT

5.01 All charges and all other amounts payable by Tenant under this Lease other than Base Monthly Rent whether directly or to Landlord are defined herein as “Additional Rent.” The term “Rent” whenever used in this Lease includes both Base Monthly Rent and Additional Rent.

5.02 A. [Intentionally omitted.]

B. [Intentionally omitted.]

C. [Intentionally omitted.]

D. [Intentionally omitted.]

5.03 A. The term, “Real Property Taxes,” means (i) any fee, license fee, license tax, levy, charge, assessment, penalty or tax imposed by any taxing authority against the Premises (including any special taxes assessed under any special taxing district, such as, for example, any community facility district); (ii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Premises by any governmental agency; (iii) any increase in taxes based upon the sale, transfer or other disposition of the Premises or any part thereof which constitutes a change in ownership which would require or allow the reassessment of the Premises or any part thereof (a “Change of Ownership Reassessment”), but only with respect to one (1) Change of Ownership Reassessment during the Initial Lease Term and one (1) Change of Ownership Reassessment during each Extension Term; (iv) any charge or fee replacing, substituting for, or in addition to any tax previously included within the definition of Real. Property Tax; and (v) Landlord’s reasonable cost of any tax protest relating to any of the above; provided, however, that any such protest shall be performed after prior notice to and in cooperation with tenant. Real Property Taxes do not, however, include Landlord’s federal, state, or local income, franchise, inheritance or estate taxes.

B. Tenant shall pay directly to the applicable taxing or other authority as Additional Rent all of the Real Property Taxes accruing during the Lease Term as provided in this Article 5. on a timely basis and prior to delinquency. Landlord agrees to timely forward to Tenant all invoices for Real Property Taxes received by Landlord and cooperate with Tenant to have said invoices delivered directly to Tenant. Tenant shall provide to Landlord evidence of timely payment of all Real Property Taxes within five (5) days of payment of the same. At the expiration or earlier termination of the Lease Term, all Real Property Taxes shall be prorated between Landlord and Tenant, and all amounts due to either party as a result of such pro-ration shall be paid within ten (10) days of the expiration or earlier termination of the Lease Term.

C. Tenant will pay prior to delinquency all taxes and assessments charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant. Tenant will have personal property taxes billed separately from the Premises.

4.

5.04 Tenant agrees to pay as Additional Rent all parking charges, utility surcharges, occupancy taxes, or any other costs resulting from the statutes or regulations, or interpretations thereof, enacted by any governmental authority in connection with the use or occupancy of the Premises or the parking facilities serving the Premises, or any part thereof.

5.05 [Intentionally omitted.]

5.06 Tenant has the right to seek a reduction in the amount of and to contest the Real Project Taxes, personal property taxes and other charges, surcharges, taxes and costs for which Tenant is responsible under Sections 5.03 and 5.04, subject to the following conditions:

A. The contest must be conducted in accordance with all applicable laws, rules and regulations relating to the contest in question.

B. On final determination of the contest, Tenant agrees to pay or discharge any decision or judgment rendered, together with all costs, charges, interest and penalties.

C. Tenant must protect the Premises from foreclosure of the lien of any such charges, surcharges, taxes and costs during the pendency of the contest by surety bond or other appropriate and effective means.

D. Landlord will not be required to join in any contest unless the provisions of the applicable laws, rules or regulations require that the contest be brought in the name of Landlord or any owner of the Premises. In that event, Landlord agrees to join in the contest or to permit the contest to be brought in Landlord’s name; provided that Tenant agrees to pay all costs and expenses incurred by Landlord in joining in the contest.

6. SECURITY DEPOSIT

6.01 If Tenant defaults with respect to any provision of this Lease, Landlord may retain, use or apply all or any part of the Security Deposit to compensate Landlord for any loss or damage suffered by Tenant’s default including but not limited to, the payment of Base Monthly Rent and Additional Rent, and for payment of amounts Landlord is obligated to spend by reason of Tenant’s default. If any portion is so retained, used or applied, Tenant, upon demand, will deposit with Landlord an amount sufficient to restore the deposit to its original amount. Landlord will not be required to keep the Security Deposit separate from its general funds, and Tenant will not be entitled to interest on it. If Tenant fully and faithfully performs every provision of this Lease, the Security Deposit or balance thereof after deducting damages, costs of cleaning, repairing, and preparing the Premises for occupancy, and all other amounts then due Landlord under this Lease will be returned to Tenant within thirty (30) days after the expiration of the Lease Term. In no event will Tenant have the right to apply any part of the Security Deposit to any Rent payable under this Lease.

6.02 Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code and all other provisions of law, now or hereafter in effect, which (i) establish the time frame by which Landlord must refund collateral or security for performance of a tenant’s obligations under a lease, and/or (ii) provide that Landlord may claim from collateral or security for performance of a tenant’s obligations under a lease only those sums reasonably necessary to remedy defaults in the

5.

payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums specified hereinabove and/or those sums reasonably necessary to compensate Landlord for any loss or damage caused by Tenant’s breach of this Lease or the acts or omission of Tenant or any employee, agent, contractor or invitee of Tenant.

7. USE OF PREMISES; QUIET CONDUCT

7.01 The Premises may be used and occupied only for Tenant’s Permitted Use as set forth in Section 1.05 and for no other use or purpose, without obtaining Landlord’s prior written consent, which Landlord agrees not to unreasonably withhold. Tenant will not perform any act or carry on any practices that may injure the Premises. The keeping of a dog or other animal other than seeing- eye or guard dogs on or about the Premises is expressly prohibited.

7.02 As used in this Article 7., the following terms shall have the following meanings:

A. The term, “Environmental Laws,” means all federal, state, and local statutes, laws, rules, regulations, and ordinances relating to the protection of human health or environmental matters, including, without limitation, those relating to fines, orders, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the release or threatened release of Hazardous Substances (as hereinafter defined) and the generation, use, storage, transportation, or disposal of Hazardous Substances, in any manner applicable to Tenant or the Premises, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601 et seq.); the Hazardous Material Transportation Act (49 U.S.C. § 1801 et seq.); the Resource Conservation and Recovery Act of 1976 (42 U.S.C. § 6901 et seq.); the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.); the Clean Air Act (42 U.S.C. § 7401 et seq.); the United States Environmental Protection Agency’s Rules Concerning Underground Storage Tanks; the Toxic Substances Control Act of 1976 (15 U.S.C. § 2601 et seq.); the Safe Drinking Water Act (42 U.S.C. § 300 et seq.): the Occupational Safety and Health Act of 1970 (29 U.S.C. § 651 et seq.); the Federal Hazardous Substances Act (15 U.S.C. § 1261 et seq.); the Emergency Planning and Community Right-to-Know Act (42 U.S.C. § 11001 et seq.); the California Hazardous Waste Treatment Reform Act of 1995 (Stats 1995, ch 638 [SB 1222-Calderon]); the California Unified Hazardous Waste and Hazardous Materials Management Regulatory Program, Stats 1993, ch 418 (SB 1082-Calderon); the Carpenter-Presley-Tanner Hazardous Substance Account Act, the California Expedited Remedial Action Reform Act of 1994; Health and Safety Code, Sections 25396 et seq.; the Safe Drinking Water and Toxic Enforcement Act of 1986 (Cal. Health and Safety Code § 25249.5 et seq.); the Hazardous Waste Control Act (Cal. Health and Safety Code § 25100 et seq.): the Hazardous Materials Release Response Plan and Inventory Act (Cal. Health and Safety Code § 25500 et seq.); and the Porter-Cologne Water Quality Control Act, Water Code Sections 13000, et seq.; and all rules, regulations, orders and decrees now or hereafter promulgated thereunder; and the Uniform Fire Code; each as heretofore and hereafter amended, modified, replaced or supplemented, and any future or present local, state or federal laws, statutes, rules and regulations promulgated thereunder or pursuant thereto, and any other present or future law, ordinance, rule, regulation, permit or permit condition, order or directive addressing environmental, health or safety issues of or by the federal government, any state or any political subdivision thereof, or any agency, court or body of the federal government, or any state or any political subdivision thereof, exercising executive, legislative, judicial, regulatory or administrative functions which are applicable to the Premises or Tenant.

6.

B. The term, “Hazardous Substances,” means (i) any chemical, material, substance, mixture, waste, or item defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous waste,” “regulated substances,” “restricted hazardous waste,” “toxic pollutants,” “pollutants,” “toxic substances” or words of similar import under any applicable local, state or federal law or under the regulations adopted or publications promulgated pursuant thereto, including, without limitation, Environmental Laws, or which is or becomes listed, regulated, or addressed by any federal, state, regional or local governmental authority because it is any way hazardous, toxic, polluting carcinogenic, otherwise adversely affects any part of the environment or creates risks of any such hazards or effects; (ii) any oil, petroleum or petroleum derived substance, any drilling fluids, produced waters or other wastes associated with the exploration, development or production of crude oil, any flammable substances or explosives, any radioactive materials, any hazardous wastes or substances, any toxic wastes or substances or any other materials or pollutants which (I) pose a hazard to the Premises or to persons on or about the Premises, or (II) cause the Premises to be in violation of any Environmental Laws; (iii) asbestos in any form which is or could become friable, radon gas, urea formaldehyde foam insulation, polychlorinated biphenyls; (iv) infectious or medical waste; and (v) any other chemical, material or substance, exposure to which is prohibited, limited or regulated under any Environmental Law.

7.03 Tenant represents, warrants, covenants, and agrees that (i) Tenant does not intend to and Tenant will not, nor will Tenant (I) negligently or intentionally allow any other person or entity (including partnerships, corporations, joint ventures, limited liability companies, and other entities), during the Lease Term to manufacture, process, store, distribute, use, discharge or dispose of any Hazardous Substances in, under or on the Premises (but the foregoing does not apply to the migration or spreading of any Hazardous Substances from any adjoining property) or (II) allow any of Tenant’s sublessees, employees, agents, contractors, representatives, or licensees during the Lease Term to manufacture, process, store, distribute, use, discharge or dispose of any Hazardous Substances on, under, or in the Premises or any property adjacent thereto, in each case except in full compliance with all applicable Environmental Laws; (ii) Tenant shall notify Landlord promptly in the event of any spill or release of Hazardous Substances into, on, or onto the Premises regardless of the source of spill or release, whenever Tenant knows or suspects that such a release occurred; (iii) Tenant will not be involved in operations at or near the Premises which could lead to the imposition on the Tenant or the Landlord of liability or the creation of a lien on the Premises under the Environmental Laws; and (iv) Tenant shall, upon ten (10) days prior notice by Landlord or such shorter period as may be required in the case of emergency, permit Landlord or Landlord’s agent access to the Premises to conduct an environmental site assessment with respect to the Premises.

7.04 Tenant for and on behalf of itself, its successors and assigns, undertakes to and hereby does protect, indemnify, save and defend Landlord, its agents, employees, directors, officers, shareholders, partners, members, affiliates, consultants, independent contractors, representatives, successors and assigns (collectively, “Landlord Indemnitees”) harmless from and against any and all liability, loss, loss of value, damage, cost, claims, penalties, fines, assessments, suits, judgments, and expense, including, without limitation, attorneys’ fees and costs and all other costs and expenses of any kind or nature, that Landlord or any other Landlord Indemnitee, whether as Landlord or otherwise, may suffer as a result of, with respect to, or in any way related to:

7.

A. The violation by Tenant or Tenant’s agents, employees, invitees, licensees, representatives, or contractors of any Environmental Law, including the assertion of any lien thereunder and any suit brought or judgment rendered regardless of whether the action was commenced by a citizen (as authorized under the Environmental Laws) or by a government agency;

B. To the extent caused, directly or indirectly by Tenant or Tenant’s agents, employees, invitees, licensees, representatives or contractors, any spill or release of or the presence of any Hazardous Substances on, in, or under the Premises whether or not the same originates or emanates from the Premises or any contiguous real estate, including any loss of value of the Premises as a result of a spill or release of or the presence of any Hazardous Substances;

C. To the extent permitted (through negligence or intentional misconduct or omission) or caused, directly or indirectly by Tenant or Tenant’s agents, employees, invitees, licensees, representatives or contractors, any other matter affecting the Premises within the jurisdiction of the United States Environmental Protection Agency, or any other federal, state, or local governmental or administrative agency or authority, including, without limitation, costs of investigations, remedial action, or other response costs whether such costs are incurred by the United States Government, the State of California, any other governmental or administrative agency or authority, or any Indemnitee;

D. To the extent permitted (through negligence or intentional misconduct or omission) or caused, directly or indirectly by Tenant or Tenant’s agents, employees, invitees, licensees, representatives, or contractors, liability for clean-up costs, fines, damages or penalties incurred pursuant to the provisions of any applicable Environmental Laws; and

E. To the extent permitted (through negligence or intentional misconduct or omission) or caused, directly or indirectly by Tenant or Tenant’s agents, employees, invitees, licensees, representatives, or contractors, liability for personal injury or property damage arising under any statutory or common-law tort theory, including, without limitation, damages assessed for the maintenance of a public or private nuisance, or for the carrying of an abnormally dangerous activity, and response costs.

7.05 In the event of any spill or release of or the presence of any Hazardous Substances affecting the Premises for which Tenant is responsible under this Lease if Tenant fails to remedy or cure such matter after notice and opportunity to cure as provided in Section 19.01B, or such shorter period as is required in the case of emergency or by law, rule, code, or regulation or governmental or administrative authority, the foregoing shall constitute a material default by Tenant under this Lease entitling Landlord to all available rights and remedies, including, without limitation, at its election, but without obligation so to do, to give such notices and/or cause such remedial work to be performed at the Premises and/or take any and all other actions as Landlord shall deem necessary or advisable in order to remedy said spill or release of Hazardous Substances or cure said failure of compliance and any amounts paid as a result thereof, together with interest thereon at the Default Rate, shall be paid by Tenant to Landlord as Additional Rent upon demand.

7.06 [Intentionally omitted.]

8.

7.07 Landlord for and on behalf of itself, its successors and assigns, undertakes to and hereby does protect, indemnify, save and defend Tenant, its agents, employees, directors, officers, shareholders, partners, members, affiliates, consultants, independent contractors, and representatives (collectively, “Tenant Indemnitees”) harmless from and against any and all liability, loss, damage, cost, claims, penalties, fines, assessments, suits, judgments, and expense, including, without limitation, attorneys’ fees and costs and all other costs and expenses of any kind or nature, that Tenant or any other Tenant Indemnitee, whether as Tenant or otherwise, may suffer as a result of, with respect to, or in any way related to:

A. The violation by Landlord or Landlord’s agents, employees, invitees, licensees, representatives, or contractors of any Environmental Law, including the assertion of any lien thereunder and any suit brought or judgment rendered regardless of whether the action was commenced by a citizen (as authorized under the Environmental Laws) or by a government agency;

B. To the extent caused, directly or indirectly by Landlord or Landlord’s agents, employees, invitees, licensees, representatives or contractors, any spill or release of or the presence of any Hazardous Substances on, in, or under the Premises whether or not the same originates or emanates from the Premises or any contiguous real estate;

C. To the extent caused, directly or indirectly by Landlord or Landlord’s agents, employees, invitees, licensees, representatives or contractors, any other matter affecting the Premises within the jurisdiction of the United States Environmental Protection Agency, or any other federal, state, or local governmental or administrative agency or authority, including, without limitation, costs of investigations, remedial action, or other response costs whether such costs are incurred by the United States Government, the State of California, any other governmental or administrative agency or authority, or any Tenant Indemnitee;

D. To the extent caused, directly or indirectly by Landlord or Landlord’s agents, employees, invitees, licensees, representatives, or contractors, liability for clean-up costs, fines, damages or penalties incurred pursuant to the provisions of any applicable Environmental Laws; and

E. To the extent caused, directly or indirectly by Landlord or Landlord’s agents, employees, invitees, licensees, representatives, or contractors, liability for personal injury or property damage arising under any statutory or common-law tort theory, including, without limitation, damages assessed for the maintenance of a public or private nuisance, or for the carrying of an abnormally dangerous activity, and response costs.

8. PARKING

8.01 Tenant and Tenant’s customers, suppliers, employees, and invitees have the exclusive right to park in the parking facilities located on the Premises; provided, however, that Landlord shall not be responsible for enforcing any of Tenant’s exclusive rights provided hereunder.

9.

9. UTILITIES

9.01 During the Lease Term, Tenant will be responsible for and shall pay for all water, gas, heat, light, power, sewer, electricity, janitorial, trash removal, snow removal, security or other services metered, chargeable to or provided to the Premises, including any taxes thereon.

9.02 Landlord will not be liable or deemed in default to Tenant nor will there be any abatement of Rent for any interruption or reduction of utilities or services to the Premises except to the extent solely caused by Landlord’s negligence or intentional misconduct, Tenant acknowledging and agreeing that Landlord is not responsible for the provision of utilities or services to the Premises. Tenant agrees to comply with energy conservation programs implemented by Landlord by reason of enacted laws or ordinances.

9.03 Tenant will contract and pay for all telephone and such other services for the Premises subject to the provisions of Section 10.03.

10. ALTERATIONS AND MECHANIC’S LIENS

10.01 Tenant will not make any alterations to the Premises without Landlord’s prior written consent, which consent shall not be unreasonably withheld subject to the following provisions; provided, however, that Tenant may make nonstructural alterations to the interior of the Premises not to exceed a cost of One Hundred Thousand Dollars ($100,000) in an one (1) work or time or Three Hundred Thousand Dollars ($300,000) over the Lease Term without Landlord’s prior written consent, provided that Tenant otherwise complies with the terms and provisions of this Article 10, and the other provisions of this Lease. Landlord’s consent shall be contingent upon Tenant providing Landlord with such items and information as may be required by Landlord in Landlord’s reasonable discretion, including, without limitation, the following items or information, all subject to Landlord’s approval: (i) Tenant’s contractor, (ii) certificates of insurance by Tenant’s contractor for commercial general liability insurance with limits not less than Two Million Dollars ($2,000,000) General Aggregate, One Million Dollars ($1,000,000) Products/Complete Operations Aggregate, One Million Dollars ($1,000,000) Personal & Advertising Injury, One Million Dollars ($1,000,000) Each Occurrence, Fifty Thousand Dollars ($50,000) Fire Damage, Five Thousand Dollars ($5,000) Medical Expense, One Million Dollars ($1,000,000) Auto Liability (Combined Single Limit, including Hired/Non-Owned Auto Liability), Workers Compensation, including Employer’s Liability, as required by state statute endorsed to show Landlord as an additional insured and for worker’s compensation as required, and (iii) detailed plans and specifications for such work. The types and amounts of insurance coverage specified above shall be subject to revision by Landlord from time to time in Landlord’s reasonable discretion by delivery of written notice by Landlord to Tenant. Tenant agrees that it will have its contractor execute a waiver of mechanic’s lien and, except where Tenant is contesting the lien as provided in Section 10.04, that Tenant will remove any mechanic’s lien placed against the Premises within ten (10) days of receipt of notice of lien. In addition, before alterations may begin, valid building permits and other required permits, approvals, and licenses required must be furnished to Landlord, and, once the alterations begin, Tenant will diligently and continuously pursue their completion. At Landlord’s option, any alterations may become part of the realty and belong to Landlord. Tenant shall at Tenant’s expense remove all alterations and repair all damage to the Premises at the expiration or earlier termination of this Lease unless otherwise agreed in writing by Landlord; provided that Landlord must exercise

10.

this option by written notice given to Tenant not later than one hundred twenty (120) days prior to the expiration of the Lease Term, otherwise Landlord will be deemed to have elected not to require that Tenant remove any such alterations.

10.02 Notwithstanding anything set forth in Section 10.01, Tenant may, with the prior written consent of Landlord, install trade fixtures, equipment, and machinery in conformance with the ordinances of the applicable city and county, provided that they are removed upon termination of its Lease and any damage to the Premises caused by their removal repaired by Tenant at Tenant’s sole cost and expense. Landlord acknowledges and agrees that all trade fixtures, equipment and machinery at any time installed in or about the Premises by Tenant (whether the same is owned, leased, or rented by Tenant) will at all times during the Lease Term be and remain removable personal property notwithstanding that the same may be affixed to the Premises by means of bolts, screws, strapping, or other similar means, and Tenant (or any other owner or lessor of the same) will be entitled at any time and from time to time to add to, modify, alter, remove and/or replace any such trade fixtures, equipment and machinery, subject to the repair at Tenant’s cost and expense of any damage occasioned thereby. Tenant, at Landlord’s option, shall at Tenant’s expense remove all such trade fixtures, equipment and machinery and repair all damage to the Premises occasioned thereby at the expiration or earlier termination of this Lease.

10.03 Any private telephone systems and/or other related telecommunications equipment and lines must be installed within the Premises and, upon termination of this Lease removed and the Premises restored to the same condition as before such installation at Tenant’s sole cost and expense.

10.04 Tenant will pay all costs for alterations and will keep the Premises free from any liens arising out of work performed for, materials furnished to or obligation incurred by Tenant; provided that Tenant has the right to contest the amount or validity of any such liens, subject to the following conditions:

A. The contest must be conducted in accordance with all applicable laws, rules and regulations relating to the contest in question.

B. On final determination of the contest, Tenant agrees to pay or discharge any decision or judgment rendered, together with all costs, charges, interest and penalties.

C. Tenant must fully protect the Premises from foreclosure of the lien during the pendency of the contest by surety bond or other appropriate and effective means.

10.05 [Intentionally omitted.]

11. INSURANCE

11.01 [Intentionally omitted.]

11.02 Tenant, at all times during the Lease Term and at Tenant’s sole cost and expense, will maintain and keep in force a policy of standard fire and extended coverage insurance with “all risk” coverage on all Tenant’s improvements and alterations in or about the Premises and on all personal property and equipment to the extent of at least ninety percent (90%) of their full replacement value.

11.

The proceeds from this policy will be used by Tenant for the replacement of personal property and equipment and the restoration of Tenant’s improvements and/or alterations.

11.03 Tenant, at all times during the Lease Term and at Tenant’s sole cost and expense, will maintain and keep in force a policy of commercial general liability coverage with limits of not less than Two Million Dollars ($2,000,000) per occurrence and Four Million Dollars ($4,000,000) aggregate, combined single limit for bodily injury and property damage insuring against all liability of Tenant and its authorized representatives arising out of or in connection with Tenant’s use or occupancy of the Premises. Not more often than once in every five (5) years during the Lease Term, Landlord and Tenant agree to cooperate with one another in reviewing and adjusting, if reasonably appropriate, the foregoing coverage amounts, provided, that in no event will such coverage amounts be reduced below the foregoing amounts. Such insurance shall be an occurrence basis with an additional insured-managers or lessors of premises indorsement and contain the amendment of the pollution exclusion indorsement for damage caused by heat, smoke or fumes from hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Tenant’s indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Tenant nor relieve Tenant of any obligations hereunder.

11.04 Tenant shall, at all times during the Lease Term and at Tenant’s sole cost and expense, maintain and keep in force a policy or policies of “all risk” property insurance in the name of Landlord, with loss payable to Landlord and any lender(s) insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full replacement cost of the Premises (exclusive of excavations, foundations, and subsurface footings) , which shall initially be Fourteen Million, Six Hundred Thousand Dollars ($14,600,000) or the amount required by any lenders of Landlord. Such policy or policies shall insure against fire and such other risk as may be included in extended forms of fire and extended coverage insurance available from time to time and otherwise insure against all risks of direct physical loss or damage (including, without limitation, flood and earthquake losses), including coverage for debris removal and the enforcement of any applicable requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as a result of the covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any co-insurance clause and an inflation guard protection causing an increase in the annual property insurance coverage amount by four percent (4%) and such other provisions as may be reasonably required by Landlord’s lender(s). If such insurance has a deductible clause, the deductible amount shall not exceed Two Hundred Fifty Thousand Dollars ($250,000) per occurrence and Tenant shall be liable for such deductible amount in the event of any casualty.

11.05 Tenant shall, at all times during the Lease Term and at Tenant’s sole cost and expense, maintain and keep in force and effect a policy or policies of (i) business interruption insurance covering at least one (1) year’s Rent payable under this Lease, (ii) products and completed operations coverage in an amount reasonably approved by Landlord, (iii) contractual liability coverage necessary to cover Tenant’s obligations under the Lease, and (iv) auto liability, workers’ compensation, and boiler and machinery insurance coverage in amounts reasonably approved by Landlord.

11.06 In addition to the other requirements specified in this Article 11., all insurance required to be provided by Tenant will (i) name Landlord and/or Landlord’s designated partners,

12.

members, and affiliates as an additional insured, (ii) include an express waiver of any right of subrogation by the insurer in favor of Landlord, (iii) release Landlord from any claims for damage to any person, to the Premises, and to Tenant’s personal property, equipment, improvements and alterations in or on the Premises, caused by or resulting from risks which are required to be insured against by Tenant under this Lease, (iv) be issued by an insurance company authorized to do business in the state in which the Premises are located and which has and maintains a rating of A/VIII in the Best’s Insurance Reports or the equivalent, (v) be primary and noncontributing with any insurance carried by Landlord, and (vi) contain an endorsement requiring at least thirty (30) days prior written notice of cancellation to Landlord before cancellation or change in coverage, scope or limit of any policy. Tenant has the right to maintain required insurance under so-called “blanket” policies insuring the Premises as well as other property owned or occupied by Tenant so long as Landlord is named as an insured and provided that the coverage and other requirements of this Section 11. are met. Tenant will deliver a Certificate of Insurance or a copy of the policy evidencing the foregoing requirements through endorsements to Landlord upon execution of this Lease and will provide evidence of renewed insurance coverage at each anniversary, and prior to the expiration of any current policies. Tenant’s failure to provide evidence of this coverage to Landlord will constitute a default under this Lease and Landlord may, but shall not be required to, procure and maintain the same and charge the cost thereto to Tenant, which amount shall be payable as Additional Rent by Tenant to Landlord upon demand.

11.07 Tenant and Landlord each waive any and all rights against the other, or against the officers, employees, agents, partners, owners, and representatives of the other, for the loss of or damage to such waiving party or its property or property of others under its control, where such loss or damage is insured against under an insurance policy required to be in force under this Lease at the time of such loss or damage. Tenant and Landlord shall upon obtaining the policies of insurance required hereunder, give notice to the insurance carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

12. INDEMNIFICATION AND WAIVER OF CLAIMS

12.01 Tenant waives all claims against Landlord for (i) injury to any persons, including death resulting therefrom, regardless of time of occurrence, except to the extent caused by the negligence or willful misconduct of Landlord, its agents, employees, representatives or contractors, and (ii) damage to any property in or about the Premises regardless of cause or time of occurrence, except to the extent caused by the negligence or willful misconduct of Landlord, its agents, employees, representatives or contractors. Tenant undertakes and hereby does defend, indemnify and hold Landlord harmless from and against any and all claims, actions, proceedings, demands, damages, liabilities, costs, and expenses, including, without limitation, attorney’s fees, arising out of, connected with, or resulting from any use of the Premises by Tenant, its employees, agents, visitors, invitees, contractors, or licensees, including, without limitation, any failure of Tenant to comply fully with all of the terms and conditions of this Lease, except to the extent caused by the negligence or willful misconduct of Landlord, its agents, employees, representatives or contractors.

13. MAINTENANCE AND REPAIRS OF PREMISES

13.01 Tenant shall, at its sole cost and expense, (i) keep, maintain, repair and replace the Premises and every part and component thereof, including, without limitation, the roof, parking area,

13.

structural and interior load-bearing and non-load bearing walls, utilities and lines within the exterior boundary of the Premises, all windows, skylights, doors, plate glass, store fronts, floors, and the interior of the Premises, in good and sanitary order, condition and repair, (ii) keep, maintain, repair and replace all utilities, fixtures, plumbing and mechanical equipment included in the Premises in good order and repair, (iii) furnish all expendables (light bulbs, paper goods, soaps, etc.) used in the Premises, (iv) furnish all security, trash removal, janitorial, and snow removal services for the Premises, and (v) maintain, repair, resurface and restripe all parking areas, loading and unloading areas, roadways, driveways, and other asphalt and concrete areas within the Premises as reasonably necessary. The standard for comparison and need of repair and replacement will be the condition of the Premises at the time of commencement of this Lease, allowing for reasonable and ordinary wear and tear, and all repairs and replacements will be made by a licensed and bonded contractor approved by Landlord. Without limiting the foregoing, it is specifically intended that Tenant shall be solely responsible, at its sole cost and expense, for all costs and expenses incurred in connection with the operation, maintenance, repair and replacement of the Premises and every part and component thereof during the Lease Term. Except as expressly provided in Section 13.02, Landlord shall incur no expense or have any obligation of any kind whatsoever in connection with maintenance of the Premises and Tenant expressly waives the benefits of any statute or law now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord’s expense or to terminate this Lease because of Landlord’s failure to keep the Premises in good order, condition, and repair.

13.02 Tenant shall, at its sole cost and expense, make all capital improvements and other additions and modifications to the Premises which may be required by any governmental authority, law, rule, code, or regulation, including, without limitation, the Americans With Disabilities Act of 1990 and all regulations thereunder (the “ADA”), all as in effect from time to time during the Lease Term as a result of (i) Tenant’s specific use of the Premises, (ii) any use of the Premises which shall be determined to constitute a “public accommodation” under the ADA, or (iii) any alterations, improvements or changes made to the Premises by Tenant or at Tenant’s request, whether or not Landlord’s consent is required pursuant to Section 10.01 hereof. Except as provided in this Section 13.02, Tenant shall have no liability or obligation respecting the making of any such required capital improvements, additions and modifications to the Premises, all of which shall be made by Landlord, at Landlord’s sole cost and expense.

13.03 [Intentionally omitted]

13.04 In the event Tenant does not make any repair, modification, or replacement or otherwise satisfy its obligations under this Article 13. during the Lease Term, the foregoing shall constitute a default by Tenant under this Lease. In addition to each of its other rights and remedies under this Lease, at law, or in equity, Landlord may, at its option, perform any obligations on behalf of Tenant hereunder as to which Tenant is in default and Tenant shall reimburse Landlord for all such costs upon demand. All such costs shall constitute Additional Rent and be subject to the provisions of Section 3.03 above.

14. AUCTIONS, SIGNS, AND LANDSCAPING

14.01 Tenant will not conduct or permit to be conducted any sale by auction on the Premises.

14.

15. ENTRY BY LANDLORD

15.01 Tenant will permit Landlord and Landlord’s agents to enter the Premises at all reasonable times and on reasonable notice (except in the case of emergency, in which event no notice shall be necessary) for the purpose of inspecting the same, or for the purpose of exercising Landlord’s rights and remedies in the event of a default by Tenant as provided in Section 19. below, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required, or for the purpose of posting notices of nonresponsibility for alterations, additions or repairs, or for the purpose of showing the Premises to prospective tenants during the last six (6) months of the Lease Term, or placing upon the Premises any usual or ordinary “for sale” or “for lease” of similar signs, without any rebate of Rents.

16. ABANDONMENT

16.01 Tenant will not abandon the Premises. If Tenant abandons the Premises, or is dispossessed by process of law, or otherwise, any personal property belonging to Tenant left in or about the Premises will, at the option of Landlord be deemed abandoned and may be disposed of by Landlord in the manner provided for by the laws of the state in which the Premises are located. Notwithstanding the foregoing to the contrary, Tenant will not be deemed to have abandoned the Premises so long as Tenant is performing its obligations under this Lease, even though Tenant may not be conducting business in the Premises or may have vacated the Premises.

17. DESTRUCTION

17.01 In the event the Building or other improvements on the Premises are damaged or destroyed, partially or totally, from any cause whatsoever, whether or not such damage or destruction is covered by any insurance required to be maintained under Article 11., Tenant shall repair, restore, and rebuild the Premises to their condition existing immediately prior to such damage or destruction and this Lease shall continue in full force and effect. Such repair, restoration, and rebuilding (all of which are herein called “repair”) shall be commenced within a reasonable time after such damage and destruction (provided, however, that Tenant shall not be obligated to commence such repairs until the insurance proceeds, if any, from the insurance policy maintained pursuant to Section 11.04 have been made available to Tenant) and shall be diligently prosecuted to completion. There shall be no abatement of Rent or of any other obligation of Tenant hereunder by reason of such damage or destruction. The proceeds of any insurance maintained under Section

11.04 shall be made available to Tenant for payment of the cost and expense of the repair, provided, however, that such proceeds may be made available to Tenant subject to reasonable conditions including, but not limited to, architect’s certificate of costs and retention of a percentage of such proceeds pending final notice of completion and any reasonable conditions to disbursement that any lender of Landlord may impose under its loan documents, but subject to the covenants and agreements of Tenant and such lender under any subordination, nondisturbance and attornment agreement the parties may have entered into. In the event that the insurance proceeds are insufficient to cover the cost of repair, then any amount in excess thereof required to complete the repair shall be paid by Tenant.

17.02 If the Premises are totally destroyed or partially damaged (such that repair costs exceed One Million, Two Hundred Fifty Thousand Dollars ($1,250,000) during the last twelve (12)

15.

months of the Lease Term either Landlord or Tenant may, at its option, cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to the other of its election to do so within forty-five (45) days after the date of occurrence of such damage; provided, that if Landlord gives such notice, Tenant may prevent the cancellation and termination of this Lease by giving Landlord written notice, within thirty (30) days of receipt of Landlord’s cancellation and termination notice, of Tenant’s exercise of any option to extend the term of this Lease which Tenant may then be entitled to exercise. If Tenant prevents the cancellation and termination of the Lease as provided in the immediately preceding sentence, then the damage or destruction is to be repaired and restored and insurance proceeds disbursed as provided in Section 17.01. If the early termination election is exercised under this Section 17.02, the proceeds of any insurance maintained under Section 11.04 shall be made available to Landlord and in the event that insurance proceeds are insufficient to cover the cost of repair, then any amount in excess thereof required to complete the repairs shall be paid by Tenant.

17.03 Upon termination of this Lease pursuant to this Article 17. a pro rata adjustment of Rent based upon a thirty (30) day month shall be made. Landlord shall, in addition, return to Tenant so much of Tenant’s Security Deposit as has not thereto fore been applied by Landlord.

17.04 [Intentionally omitted.]

17.05 Tenant shall in no case be entitled to compensation for damages on account of any annoyance or inconvenience in making repairs under any provision of this Lease. Except to the extent provided for in this Article 17., neither the Rent payable by Tenant nor any of Tenant’s other obligations under any provision of this Lease shall be affected by any damage to or destruction of the Premises or any portion thereof by any cause whatsoever. Without limiting the generality of the foregoing, with respect to any damage or destruction to the Premises, Tenant waives all rights to terminate this Lease pursuant to rights otherwise presently or hereafter afforded by law, including, without limitation, any rights granted under Section 1932, Subdivision 2, and Section 1933 of the California Civil Code.

18. ASSIGNMENT, SUBLETTING AND TRANSFERS OF OWNERSHIP

18.01 Tenant will not assign, sell, mortgage, encumber, convey or otherwise transfer all or any part of Tenant’s leasehold estate or interest in this Lease, permit the Premises to be occupied by anyone other than Tenant and Tenant’s employees, or sublease the Premises or any portion thereof (collectively, “Transfer”), without the prior written consent of Landlord, which shall not be unreasonably withheld, subject to the provisions of this Article 18. Tenant hereby covenants and agrees to supply Landlord with any and all documents deemed necessary by Landlord to evaluate any proposed Transfer at least sixty (60) days in advance of Tenant’s proposed Transfer date. Any voluntary or involuntary Transfer without Landlord’s prior written consent shall be voidable and, at Landlord’s election, shall constitute a default under this Lease.

18.02 Landlord’s consent to any Transfer shall not be unreasonably withheld and the reason for any denial shall be made in good faith and identified for the following or other reasons: (i) Tenant is in default under this Lease or any other lease with Landlord; (ii) the transferee will use the Premises for a purpose other than the Permitted Use; or (iii) if Tenant has requested and Landlord

16 ..

has agreed to release Tenant from further liability under this Lease, the proposed transferee is of a financial condition or capability which is not commensurate with Tenant’s.

18.03 [Intentionally omitted.]

18.04 Any Transfer, any consent to any Transfer which may be given by Landlord, or the acceptance of any rent, charges or other consideration by Landlord from Tenant or any third party, will not constitute a waiver by Landlord of the provisions of this Lease or a release of Tenant or any guarantor of Tenant from the full performance by it of the covenants stated herein or in any guaranty; and any consent given by Landlord to any Transfer will not relieve Tenant (or any transferee of Tenant) from the above requirements for obtaining the written consent of Landlord to any subsequent Transfer.

18.05 If a default under this Lease should occur while the Premises or any part of the Premises are Transferred, Landlord, in addition to any other remedies provided for within this Lease or by law, may at its option collect directly from the transferee all rent or other consideration becoming due to Tenant under the Transfer and apply these monies against any sums due to Landlord by Tenant, and Tenant authorizes and directs any transferee to make payments of rent or other consideration directly to Landlord upon receipt of notice from Landlord. No direct collection by Landlord from any transferee shall be construed to constitute a novation or a release of Tenant or any guarantor of Tenant from the further performance of its obligations in connection with this Lease.

18.06 [Intentionally omitted.]

18.07 In the event of any proposed Transfer, Tenant agrees to pay to Landlord as Additional Rent all reasonable attorney’s fees incurred by Landlord for review, preparation, and/or approval of any and all documents reasonably necessary to Transfer Tenant’s interest in the Premises, not to exceed, however, the sum of Two Thousand Dollars ($2,000) for any single transfer.

18.08 Notwithstanding the foregoing provisions of this Article 18., and provided that Tenant complies with all of the provisions of this Article 18., Landlord hereby consents to the assignment of Tenant’s entire interest in the Lease or the subletting of all or any part of the Premises to an “Affiliate” of Tenant as hereinafter defined (a “Permitted Transfer”). For purposes of this Lease, an “Affiliate” of Tenant shall mean any subsidiary of Tenant in which Tenant owns a majority of the issued and outstanding shares of voting stock, or any corporation with which Tenant may merge or be consolidated, wherein Tenant is the surviving corporation. Any such Permitted Transfer shall only be effective if (i) Tenant shall provide not less than thirty (30) days prior written notice of any such intended Permitted Transfer to Landlord, (ii) at the time of notification of the Landlord of the Permitted Transfer and at all times on and prior to the effective date of such Permitted Transfer, Tenant shall not be in default under this Lease beyond the applicable cure period(s), (iii) at the time of the notification of such Permitted Transfer and at all times during the term thereof, the Affiliate shall not be or become the subject of a bankruptcy petition or have a receiver, custodian or trustee appointed for all or substantially all of its assets, and (iv) the Permitted Transfer, if an assignment, shall provide for the express assumption by the Affiliate of all obligations, covenants, representations and warranties of Tenant under this Lease in a form reasonably acceptable to Landlord. No Permitted Transfer shall (i) constitute an express or implied

17 ..

consent to any other Transfer, assignment, or sublease of all or any part of Tenant’s leasehold estate or the approval of Landlord by Landlord of the occupation of the Premises by anyone other than Tenant or the Affiliate or their employees, (ii) constitute a waiver by Landlord of any of the provisions of this Lease, (iii) in any way release Tenant or any person or entity claiming by, through or under Tenant of any of its covenants, agreements, liabilities and duties under the Lease (including, without limitation, all duties to cause and keep Landlord and others named or referred to in the Lease fully insured and indemnified with respect to all acts or omissions of Tenant, the Affiliate or their respective agents, employees or invitees or other matters arising by reason of the Lease, or the Affiliate’s use or occupancy of the Premises), as the same may be amended from time to time, notwithstanding any provision to the contrary in the Permitted Transfer, or (iv) constitute the approval by Landlord of any of the provisions of the Permitted Transfer or any document or agreement entered into thereunder and shall not be construed to amend the Lease in any respect. The provisions of this Section 18.08 do not constitute and shall not be construed or implied to be a consent to any other matter for which Landlord’s consent is required under the Lease.

19. DEFAULT BY TENANT

19.01 Tenant will be in default under this Lease if at any time during the Lease Term (and regardless of the pendency of any bankruptcy, reorganization, receivership, insolvency or other proceedings in law, in equity or before any administrative tribunal which have or might have the effect of preventing Tenant from complying with the terms of this Lease):

A. Tenant fails to make payment within ten (10) days following receipt of written notice of any installment of Base Monthly Rent, Additional Rent, or of any other sum herein specified to be paid by Tenant, when due (which notice shall be in lieu of and not in addition to any notice required by California Code of Civil Procedure Section 1161, et seq. or any other law, rule, or regulation now or hereafter in effect requiring that notice of default be given prior to commencement of an unlawful detainer or other legal proceeding);

B. Tenant fails to observe or perform any of its other covenants, agreements or obligations or otherwise breaches any of its representations and warranties under this Lease, and such failure is not cured within thirty (30) days after Landlord’s written notice to Tenant of such failure; provided, however, that if the nature of Tenant’s obligation is such that more than thirty (30) days are required for performance, then Tenant will not be in breach if Tenant commences performance within such 30-day period and thereafter diligently prosecutes the same to completion. The 30-day notice described herein shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161, et seq. or any other law, rule, or regulation now or hereafter in effect requiring that notice of default be given prior to the commencement of an unlawful detainer or other legal proceeding;

C. Tenant or Tenant’s assignee or guarantor becomes insolvent, makes a transfer in fraud of its creditors, makes a transfer for the benefit of its creditors, is the subject of a bankruptcy petition which is not dismissed within sixty (60) days of commencement, is adjudged bankrupt or insolvent in proceedings filed against Tenant, which proceedings are not dismissed within sixty (60) days of commencement, or Tenant’s assignee or guarantor, a receiver, trustee, or custodian is appointed for all or substantially all of Tenant’s or Tenant’s assignee’s, or guarantor’s assets, or such entity or person fails to pay its debts as they become due, convenes a meeting of all or a portion of

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its creditors, or performs any acts of bankruptcy or insolvency, including the selling of its assets to pay creditors;

D. Tenant has abandoned the Premises as defined in Section 16.01 above.;

E. [Intentionally omitted.]

F. If the performance of Tenant’s obligations under this Lease is guaranteed: (i) the death of a guarantor, (ii) the termination of a guarantor’s liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) the guarantor’s refusal to honor the guaranty, (iv) the guarantor’s becoming insolvent or the subject of a bankruptcy filing, (v) any default by guarantor of its obligations under the guaranty, including, without limitation, the failure to provide evidence of execution of the guaranty, current financial statements, an estoppel certificate, written confirmation that the guaranty is still in effect; or

G. Tenant’s failure to vacate and surrender the Premises as required by this Lease upon the expiration of the Lease Term or termination of this Lease.

H. [Intentionally omitted.]

20. REMEDIES OF LANDLORD

20.01 Nothing contained herein shall constitute a waiver of Landlord’s right to recover damages by reason of Landlord’s efforts to mitigate the damage to it by Tenant’s default; nor shall anything in this Section adversely affect Landlord’s right, as in this Lease elsewhere provided, to indemnification against liability for injury or damages to persons or property occurring prior to a termination of this Lease.

20.02 All cure periods provided herein shall run concurrently with any periods provided by law.

20.03 In the event of default, as designated herein above, in addition to any other rights or remedies provided for herein or at law or in equity, Landlord, at its sole option, shall have the following rights:

A. The right to give a written termination notice to Tenant (which notice may be the notice given under any Subsection of 19.01 above, if applicable, and which notice shall be in lieu of any notice required by California Code of Civil Procedure Section 1161 et seq. and/or any other law, rule, or regulation now or hereafter in effect requiring that notice of default be given prior to the commencement of an unlawful detainer or other legal proceeding and, on the date specified in such notice, this Lease shall terminate unless on or before such date all arrears of Rent and all other sums payable by Tenant under this Lease and all costs and expenses incurred by or on behalf of Landlord hereunder shall have been paid by Tenant and all other events of default at the time existing shall have been fully remedied. Following termination, without prejudice to other remedies Landlord may have, Landlord may (i) peaceably reenter the Premises upon voluntary surrender by Tenant or remove Tenant therefrom and any other persons occupying the Premises using such legal proceedings as may be available; (ii) repossess the Premises or relet the Premises or any part thereof

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for such term (which may be for a term extending beyond the Term), at such rental and upon such other terms and conditions as Landlord shall determine, with the right to make alterations and repairs to the Premises; and (iii) remove all personal property therefrom.

B. The remedy described in California Civil Code Section 1951.4 (“lessor” may continue Lease in effect after “lessee’s” breach and abandonment and recover Rent as it becomes due, if “lessee” has the right to sublet or assign, subject only to reasonable limitations) to recover Rent as it becomes due. Landlord, without terminating this Lease, may, during the period Tenant is in default, enter the Premises and relet the same, or any portion thereof, to third parties for Tenant’s account and Tenant shall be liable to Landlord for all costs Landlord incurs in reletting the Premises, including, without limitation, brokers’ commissions, expenses of remodeling the Premises and like costs. Reletting may be for a period shorter or longer than the remaining Term. Tenant shall continue to pay the Rent on the date the same is due. No act by Landlord hereunder, including acts of maintenance, preservation or efforts to lease the Premises or the appointment of a receiver upon application of Landlord to protect Landlord’s interest under this Lease, shall terminate this Lease unless Landlord notifies Tenant that Landlord elects to terminate this Lease. In the event that Landlord elects to relet the Premises, the rent that Landlord receives from reletting shall be applied to the payment of, first, any indebtedness from Tenant to Landlord other than Base Monthly Rent; second, to all costs, including maintenance, incurred by Landlord in reletting; and, third, to Base Monthly Rent and Additional Rent due under this Lease. After deducting the payments referred to above, any sum remaining from the rental Landlord receives from reletting shall be held by Landlord and applied in payment of future Rent as Rent becomes due under this Lease. In no event, and notwithstanding anything in Section 18 to the contrary, shall Tenant be entitled to any excess rent received by Landlord. If, on the date Rent is due under this Lease, the rent received from the reletting is less than the Rent due on that date, Tenant shall pay to Landlord, in addition to the remaining Rent due, all costs, including maintenance, which Landlord incurred in reletting the Premises that remain after applying the rent received from reletting as provided hereinabove. So long as this Lease is not terminated, Landlord shall have the right to remedy any default of Tenant, to maintain or improve the Premises, to cause a receiver to be appointed to administer the Premises and new or existing subleases and to add to the Rent payable hereunder all of Landlord’s reasonable costs in so doing, with interest at the Applicable Interest Rate from the date of such expenditure.

C. Notwithstanding Landlord’s exercise of the remedy described in California Civil Code Section 1951.4 in respect of any event or events of default, the right to thereafter at any time elect to terminate this Lease for such previous default on the part of the Tenant, and to terminate all the rights of Tenant in and to the Premises.

20.04 Pursuant to the rights of re-entry provided above, Landlord may remove all persons from the Premises and may, but shall not be obligated to, remove all property therefrom, and may, but shall not be obligated to, enforce any rights Landlord may have against said property or store the same in any public or private warehouse or elsewhere at the cost and for the account of Tenant or the owner or owners thereof. Tenant agrees to hold Landlord free and harmless from any liability whatsoever for the removal and/or storage of any such property, whether of Tenant or any third party whomsoever. Such action by the Landlord shall not be deemed to have terminated this Lease.

20.05 Upon any such termination by Landlord, Landlord may recover from Tenant as damages, in addition to the remedies permitted at law:

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A. The worth, at the time of the award, of the unpaid Base Monthly Rents and Additional Rents which had been earned at the time this Lease is terminated;

B. The worth, at the time of the award, of the amount by which the unpaid Base Monthly Rents and Additional Rents which would have been earned after the date of termination of this Lease until the time of award exceeds the amount of the loss of Rents that Tenant proves could be reasonably avoided;

C. The worth, at the time of the award, of the amount by which the unpaid Base Monthly Rent and Additional Rents for the balance of the Lease Term after the time of award exceeds the amount of such rental loss for such period as the Tenant proves could have been reasonably avoided; and

D. Any other amount, and court costs, necessary to compensate Landlord for all detriment proximately caused by Tenant’s breach of its obligations under this Lease, or which in the ordinary course of events would be likely to result therefrom. The detriment proximately caused by Tenant’s breach will include, without limitation, (i) reasonable expenses for cleaning, repairing or restoring the Premises, (ii) reasonable expenses for altering, remodeling or otherwise improving the Premises for the purpose of reletting the Premises, (iii) reasonable brokers’ fees and commissions, advertising costs and other expenses of reletting the Premises, (iv) reasonable costs of carrying the Premises such as taxes, insurance premiums, utilities and security precautions, (v) reasonable expenses of retaking possession of the Promises, (vi) reasonable attorney’s fees and court costs, and (vii) any unearned brokerage commissions paid in connection with this Lease. As used in Paragraphs 20.05A. and 20.05B. above, the “worth at the time of the award” shall be computed by allowing interest at the Default Rate or the maximum rate permitted by law, whichever is less. As used in Paragraph 20.05C. above, the “worth at the time of the award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%).

20.06 In any action brought by the Landlord to enforce any of its rights under or arising from this Lease, Landlord shall be entitled to receive its costs and legal expenses including reasonable attorneys’ fees, whether or not such action is prosecuted to judgment.

20.07 The waiver by Landlord of any breach or default of Tenant hereunder shall not be a waiver of any preceding or subsequent breach of the same or any other term. Acceptance of any Rent payment shall not be construed to be a waiver of the Landlord of any preceding breach of the Tenant. No acceptance by Landlord of a lesser sum than the Rent then due shall be deemed to be other than on account of the earliest installment of such Rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other remedy provided in the Lease or otherwise available at law or in equity. The delivery of keys to any employee of Landlord or to Landlord’s agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Premises.

20.08 The specific remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other rights, remedies, or means of

21 ..

redress to which it may lawfully be entitled in case of any breach or threatened breach by Tenant of any provisions of the Lease. In addition to the other remedies provided in the Lease, Landlord shall be entitled to damages and all other legal and equitable remedies, including, but not limited to, a restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions, or provisions of the Lease or to a decree compelling specific performance of any such covenants, conditions, or provisions.

20.09 [Intentionally omitted.]

20.10 The failure of Landlord to insist in any one (1) or more cases upon the strict performance of any term, covenant or condition of the Lease will not be construed as a waiver of a subsequent breach of the same or any other covenant, term or condition, nor shall any delay or omission by Landlord to seek a remedy for any breach of this Lease be deemed a waiver by Landlord of its remedies or rights with respect to such a breach.

21. SURRENDER OF LEASE NOT MERGER

21.01 The voluntary or other surrender of this Lease by Tenant, or mutual cancellation thereof, will not work a merger and will, at the option of Landlord, terminate all or any existing transfers, or may, at the option of Landlord, operate as an assignment to it of any or all of such transfers.

22. ATTORNEYS FEES AND COLLECTION CHARGES

22.01 In the event of any legal action or proceeding between the parties hereto respecting this Lease, reasonable attorneys’ fees and expenses of the prevailing party in any such action or proceeding will be added to the judgment therein. Any judgment or order entered in any final judgment shall contain a specific provision providing for the recovery of all such costs and expenses of suit (collectively “Costs”) incurred in enforcing, perfecting and executing such judgment. For the purposes of this Section, Costs shall include, without limitation, reasonable attorneys’ and experts’ fees, costs and expenses incurred in the following: (i) post judgment motions; (ii) contempt proceeding; (iii) garnishment, levy, and debtor and third party examination; (iv) discovery; and (v) bankruptcy litigation. Should Landlord (solely by virtue of its ownership of the Premises and otherwise without fault on its part) be named as defendant in any suit brought against Tenant in connection with or arising out of Tenant’s occupancy hereunder, Tenant will pay to Landlord its costs and expenses incurred in such suit, including reasonable attorney’s fees.

22.02 If Landlord utilizes the services of any attorney for the purpose of collecting any Rent due and unpaid by Tenant after ten (10) days written notice to Tenant of such nonpayment of Rent or in connection with any other default under this Lease by Tenant, Tenant agrees to pay Landlord reasonable attorneys’ fees as incurred by Landlord for such services, regardless of the fact that no legal action may be commenced or filed by Landlord.

23. CONDEMNATION

23.01 If the Premises or any portion thereof are taken under the power of eminent domain, or sold by Landlord under the threat of the exercise of said power (all of which is referred to as

22 ..

“condemnation”), this Lease shall terminate as to the part so taken as of the date of condemning authority takes title or possession, whichever occurs first. If more than twenty-five percent (25%) of the floor area of the Building, or more than fifty percent (50%) of the land area of the Premises not covered with the Building, is taken by condemnation, either Landlord or Tenant may terminate this Lease as of the date the condemning authority takes possession by notice in writing of such election within twenty (20) days after Landlord shall have notified Tenant of the taking or, in the absence of such notice, then within twenty (20) days after the condemning authority shall have taken possession. If the Lease is not terminated by either Landlord or Tenant then it shall remain in full force and effect as to the portion of the Premises remaining, provided the Base Monthly Rent shall be reduced by the amount reasonably attributable to the portion of the Premises taken. If the parties cannot agree on such amount, it shall be determined by binding arbitration. In the event this Lease is not so terminated then Landlord agrees, at Landlord’s sole cost, to as soon as reasonably possible restore the Premises to a compete unit of like quality and character as existed prior to the condemnation. All awards for the taking of any part of the Premises or any payment made under the threat of the exercise of the power of eminent domain shall be the property of Landlord, whether made as compensation for the diminution of value of the leasehold or for the taking of the fee or as severance damages; provided, however, that Tenant shall be entitled to any award for loss or damage to Tenant’s trade fixtures and removable personal property.

24. RULES AND REGULATIONS

24.01 [Intentionally omitted.]

24.02 [Intentionally omitted.]

25. ESTOPPEL CERTIFICATE

25.01 Tenant will execute and deliver to Landlord, within ten (10) business days of Tenant’s receipt of Landlord’s written demand, a statement in writing certifying that this Lease is in full force and effect, and that the Base Monthly Rent and Additional Rent payable hereunder are unmodified and in full force and effect (or, if modified, stating the nature of such modification) and the date to which Rent and other charges are paid, if any, and acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder or specifying such defaults if they are claimed and such other matters as Landlord may reasonably request. Any such statement may be relied upon by any prospective purchaser or encumbrancer of the Premises. Tenant’s failure to deliver such statement within such time shall be conclusive upon Tenant that (i) this Lease is in full force and effect, without modification except as may be represented by Landlord; (ii) there are no uncured defaults in Landlord’s performance and (iii) not more than one (1) month’s Rent has been paid in advance.

26. SALE BY LANDLORD

26.01 In the event of a sale, conveyance or other transfer by Landlord of the Premises, the same shall operate to release Landlord from any liability upon any of the covenants, agreements, obligations, representations, warranties, or conditions, expressed or implied, herein contained in favor of Tenant, except for liabilities which have accrued prior to the date of the sale, conveyance or other transfer, and in such event Tenant agrees to look solely to the responsibility of the successor

23 ..

in interest of Landlord in and to this Lease. This Lease will not be affected by any such sale, and Tenant agrees to attorn to the purchaser or assignee, provided the purchaser or assignee has expressly assumed the obligations of the Landlord under the Lease for the benefit of Tenant.

27. NOTICES

27.01 All notices, statements, demands, requests, consents, approvals, authorizations, offers, agreements, appointments, or designations under this Lease by either party to the other will be in writing and will be considered given (i) upon personal service of a copy on the party to be served, (ii) five (5) business days after mailing such notice by certified or registered mail, postage prepaid, receipt for delivery requested, addressed to the party to be served and properly deposited in the United States mail, or (iii) one (1) business day after proper deposit with a nationally recognized courier service under a delivery option which guarantees delivery within the foregoing period. Notices shall be given to the parties at the addresses set forth in Sections 1.03 and 1.04 above, as applicable. Any change in the address of any party shall be given by the party having such change to the other party in the manner provided above. Thereafter, all notices shall be given in accordance with the notice of change of address. Notices given before actual receipt of the notice of change of address shall not be invalidated by the change of address.

28. SURRENDER OF PREMISES

28.01 Upon expiration or termination of this Lease, Tenant agrees to surrender possession of the Premises and leave the same in good and clean condition, reasonable wear and tear excepted, and in accordance with Landlord’s Move Out Standards attached hereto as Exhibit G. Tenant shall remove all of its personal property before the termination of the Lease and perform all restoration made necessary by the removal of any alterations required pursuant to Section 10.01 or elsewhere in this Lease. Upon Tenant’s compliance with the provisions of this Section 28. and Exhibit G, Tenant shall have satisfied all requirements as to the surrender of possession and removal of Tenant’s personal property; provided, however, that the foregoing shall not relieve Tenant from or otherwise affect Tenant’s other covenants, liabilities, and obligations pursuant to the other provisions of this Lease. Landlord may elect to retain or dispose of in any manner any alterations or Tenant’s personal property that Tenant does not remove from the Premises on expiration or termination of the Lease Term. Title to any such alterations or Tenant’s personal property that Landlord elects to retain or dispose of on expiration of the Lease Term shall vest in Landlord. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord’s cost for restoring, removing, or disposing of any unapproved alterations or alterations which are required to be removed, or Tenant’s personal property. If Tenant fails to surrender the Premises to Landlord on expiration or termination of the Lease Term, Tenant shall indemnify, defend, and hold Landlord harmless from all damages resulting from Tenant’s failure to surrender the Premises, including, without limitation, claims made by a succeeding tenant resulting from Tenant’s failure to surrender the Premises.

29. HOLDOVER

29.01 Tenant has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. If Tenant remains in the Premises after the Lease expiration date or the termination of the Lease, such continuance of possession by Tenant will be

24 ..

deemed to be a month-to-month tenancy at the sufferance of Landlord terminable on thirty (30) days notice at any time by either party. All provisions of this Lease, except those pertaining to the Lease Term and Base Monthly Rent, will apply to the month-to-month tenancy. Tenant will pay a new Base Monthly Rent in an amount equal to one hundred twenty-five percent (125%) of the Base Monthly Rent payable for the last full calendar month during the Lease Term. Without limiting any of Landlord’s rights or remedies, Tenant shall indemnify, defend and hold Landlord harmless for any and all damages caused by Tenant’s holdover as provided in Section 28.01 above.

30. DEFAULT OF LANDLORD; LIMITATION OF LIABILITY

30.01 In the event of any default by Landlord hereunder, Tenant shall give notice of such default to Landlord at Landlord’s Notice Address as provided in Section 1.04 and Landlord shall have thirty (30) days in which to cure the default; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance, then Landlord will not be in breach if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. Tenant hereby agrees that Landlord shall not be liable for injury to Tenant’s business or for any loss of income or profit therefrom or for other consequential damages or for damage to the goods, wares, merchandise or other property of Tenant, Tenant’s employees, invitees, customers or any other person in or about the Premises, nor, unless through its negligence, shall Landlord be liable for injury to the person of Tenant, Tenant’s employees, agents or contractors or invitees, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether the said damage or injury results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Landlord or Tenant. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant of Landlord.

31. PRIORITY

31.01 Subject to the terms contained in this Section, at the election of Landlord or any mortgagee with a lien on the Premises or any ground lessor with respect to the Premises, this Lease will be subject and subordinate at all times to (i) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Premises, and (ii) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Premises, ground leases or underlying leases, or Landlord’s interest or estate in any of said items is specified as security. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant’s possession of the Premises and rights under this Lease will not in any way be disturbed or affected, and, provided that the lessor under any such ground lease or underlying lease or the mortgagee or beneficiary under any such mortgage or deed of trust has previously entered into a non-disturbance and attornment agreement with Tenant on terms reasonably satisfactory to Tenant, Tenant will, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord pursuant to the terms of such non-disturbance and attornment agreement. Provided that such ground lessor, mortgagee, or beneficiary is concurrently entering into a non-disturbance and attornment agreement with Tenant on terms satisfactory to Tenant, Tenant

25 ..

covenants and agrees to execute and deliver to Landlord any document or instrument reasonably requested by Landlord or its ground lessor, mortgagee or beneficiary under a deed of trust evidencing such subordination of this Lease with respect to any such ground lease or underlying leases or the lien of any such mortgage or deed of trust.

32. DEPOSIT AGREEMENT

32.01 [Intentionally omitted.]

33. GOVERNING LAW

33.01 This Lease and all of the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of California in effect from time to time without regard to principles of conflicts of law. The parties hereby agree that all litigation resulting under this Lease shall be under the sole and exclusive jurisdiction and venue of the appropriate state or federal court in and for the county in which the Premises are located and the parties hereby submit to exclusive jurisdiction and venue thereunder.

34. NEGOTIATED TERMS

34.01 This Lease is the result of the negotiations of the parties and has been agreed to by both Landlord and Tenant after prolonged discussion. This Lease has been drafted on the basis of mutual contribution of language and is not to be construed against any parties hereto as being the drafter or causing the same to be drafted.

35. SEVERABILITY

35.01 The unenforceability, invalidity, or illegality of any provision of this Lease shall not render any other provision unenforceable, invalid or illegal.

36. BROKERS

36.01 Each party warrants to the other that it has had no dealings with any broker or agent in connection with this Lease and covenants to pay, hold harmless and indemnify the other from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any broker or agent with whom the warranting party has or purportedly has dealt with respect to this Lease or its negotiation.

37. QUIET POSSESSION

37.01 Tenant, upon paying the rentals and other payments herein required from Tenant, and upon Tenant’s performance of all of the terms, covenants and conditions of this Lease on its part to be kept and performed, may quietly have, hold and enjoy the Premises during the Lease Term without disturbance from Landlord or from any other person claiming through Landlord.

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38. MISCELLANEOUS PROVISIONS

38.01 Whenever the singular number is used in this Lease and when required by the context, the same will include the plural, and the masculine gender will include the feminine and neuter genders, and the word “person” will include corporation, firm, partnership, limited liability company, association or other entity. If there is more than one (1) person or entity as Tenant, the obligations imposed upon each such person or entity as Tenant under this Lease will be joint and several.

38.02 The headings and titles to articles, sections, and paragraphs of this Lease are not a part of this Lease and will have no effect upon the construction or interpretation of any part of this Lease.

38.03 This Lease contains all of the agreements and understandings relating to the leasing of the Premises and the obligations of Landlord and Tenant in connection with such leasing. Landlord has not made and Tenant is not relying upon, any warranties, representations, promises or statements made by Landlord or any agent of Landlord, except as expressly set forth herein. This Lease supersedes any and all prior agreements and understandings between Landlord and Tenant and alone expresses the agreement of the parties.

38.04 Time is of the essence of each term and provision of this Lease.

38.05 Except as otherwise expressly stated, each payment required to be made by Tenant is in addition to and not in substitution for other payments to be made by Tenant.

38.06 Subject to the provisions of Article 18. the terms and provisions of this Lease are binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of Landlord and Tenant.

38.07 All covenants and agreements to be performed by Tenant under any of the terms of this Lease are separate and independent covenants of Tenant will be performed by Tenant at Tenant’s sole cost and expense and without any abatement of Rent or setoff rights.

38.08 In consideration of Landlord’s covenants and agreements hereunder, Tenant hereby covenants and agrees not to disclose any terms, covenants or conditions of this Lease to any other person or entity without the prior written consent of Landlord, except as may be required (i) for Tenant’s financing or regulatory purposes, (ii) by operation of law, or (iii) to Tenant’s accountants, auditors, legal counsel, appraisers and other advisors on a need-to-know basis in the ordinary course of Tenant’s business.

38.09 Tenant agrees it will provide to Landlord such financial information as Landlord may reasonably request for the purpose of obtaining construction or permanent financing or refinancing for or in connection with a sale of the Premises.

38.10 [Intentionally omitted.]

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38.11 Whenever a day is appointed herein on which, or a period of time is appointed in which, either party is required to do or complete any act, matter or thing, the time for the doing or completion thereof shall be extended by a period of time equal to the number of days on or during which such party is prevented from, or is reasonably interfered with, the doing or completion of such act, matter or thing because of labor disputes, civil commotion, war, warlike operation, sabotage, governmental regulations or control, fire or other casualty, inability to obtain materials, or to obtain fuel or energy, weather or other acts of God, or other causes beyond such party’s reasonable control (financial inability excepted); provided, however, that nothing contained herein shall excuse Tenant from the prompt payment of any Rent or charge required of Tenant hereunder.

38.12 No slot machine or other gambling game shall be permitted on the Premises without the prior written consent of Landlord. The Premises shall not be used for any “adult bookstore” or “adult motion picture theater” as said terms are defined in NRS 278.0221, or for a “house of prostitution” as said or similar terms are defined in NRS 201 et seq., or any similar use, notwithstanding any local zoning codes or ordinances or any other provisions of law to the contrary permitting such use.

38.13 Unless otherwise specifically provided in this Lease, the representations, warranties, covenants and obligations of the parties contained in this Lease shall survive the expiration or earlier termination of this Lease without limitation as to scope or duration. This Lease shall be binding upon the parties, their personal representatives, successors and assigns, provided, however, that nothing contained in this Section 38.13 shall affect any other provisions of this Lease.

38.14 This Lease may not be amended, changed or modified in any way except in a writing executed by Landlord and Tenant.

38.15 Landlord specifically reserves the right: (i) to grant, without the consent or joinder of Tenant, such easements, rights, and dedications that Landlord deems necessary, (ii) to cause the recordation of parcel maps and restrictions, and (iii) to create or install new utilities, so long as such easements, rights, dedications, maps, restrictions and utilities do not unreasonably interfere with the Permitted Use of the Premises by Tenant or Tenant’s rights under this Lease. Tenant hereby agrees to sign any documents and any instruments reasonably requested by Landlord to effectuate the foregoing.

38.16 [Intentionally omitted.]

38.17 Landlord and Tenant hereby waive their respective rights to trial by jury in any action or proceeding involving the Premises or otherwise arising out of this Lease.

39. CHANGE ORDERS

39.01 [Intentionally omitted.]

40. SPECIAL PROVISIONS AND EXHIBITS

40.01 The following special provisions of this Lease are made a part hereof:

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Article 41. Options to Extend Lease Term

Article 42. Termination of Existing Lease

The following Exhibits are attached hereto and made a part hereof:

Exhibit A (Premises)

Exhibit B [Intentionally omitted.]

Exhibit C [Intentionally omitted.]

Exhibit D [Intentionally omitted.]

Exhibit E [Intentionally omitted.]

Exhibit F [Intentionally omitted.]

Exhibit G (Move Out Standards)

Exhibit H [Intentionally omitted.]

41. OPTIONS TO EXTEND LEASE TERM

41.01 Tenant is hereby granted the options (each, an “Extension Option,” and collectively, the “Extension Options”) to extend the Lease Term for two (2) additional periods of five (5) years each (each, an “Extension Term,” and collectively, the “Extension Terms”), each beginning on the day after expiration of the Initial Lease Term or the first Extension Term, as the case may be, and expiring on the date five (5) years thereafter (unless terminated sooner pursuant to any other terms or provisions of the Lease), on all of the same terms and conditions as set forth in the Lease, but at an adjusted Base Monthly Rent as set forth in Section 41.02 below (and without any additional option to extend the Lease Term after the expiration of the second Extension Term). The Extension Options may be exercised by Tenant only by the giving of written notice of such exercise (the “Extension Notice”) to Landlord at least one hundred eighty (180) days before the expiration of the Initial Lease Term or the first Extension Term, as applicable. If Tenant fails to timely deliver the Extension Notice, or if this Lease is terminated pursuant to any of its other terms or provisions prior to the expiration of the Initial Lease Term or the first Extension Term, as applicable, all remaining Extension Options shall lapse, and Tenant shall have no right to extend or further extend the Lease Term. The Extension Options shall be exercisable by Tenant on the express condition that at the time of delivery of Tenant’s Extension Notice and at all times thereafter and prior to the commencement of the applicable Extension Term, Tenant shall not be in default under this Lease beyond any applicable cure period(s). In the event of the failure of any such conditions, all unexercised Extension Options shall lapse and shall be null and void and of no further force or effect. After exercise of each Extension Option by Tenant in accordance with the foregoing provisions, Tenant’s obligation to renew shall be irrevocable by Tenant.

41.02 Base Monthly Rent during each twelve (12) month period of each Extension Term shall be computed as follows. As used herein, the term, “Extension Adjustment Month,” shall mean the first (1st) month of each Extension Term and each month including each anniversary of the commencement of each Extension Term, the term, “Extension Comparison Index,” shall mean the Index published and which is in effect the third month preceding the commencement of each Extension Adjustment Month, and the term, “Beginning Index,” shall be the Index in effect during the fifty-seventh (57th) month of the Initial Lease Term. Base Monthly Rent for each twelve (12) month period of each Extension Term shall be the product of the Base Monthly Rent as specified in Section 1.07 above for the second five (5) year period of the Initial Lease Term, multiplied by a

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fraction, the numerator being the applicable Extension Comparison Index and the denominator being the Beginning Index. In no event, however, shall the Base Monthly Rent during any twelve (12) month period of any Extension Term be less than one hundred two percent (102%) or greater than one hundred six percent (106%) of the Base Monthly Rent due during the immediately preceding period of the Lease Term. Landlord will give Tenant notice of each increase by written invoice; however, failure of Landlord to give such notice shall not be construed as a waiver of the increase and any such increased amount shall accrue as Rent. If the Index is discontinued or revised during any Extension Term, Landlord reserves the right to use a conversion factor, formula or table or substitute Index as may be published by the Bureau of Labor Statistics or, if none, a different Index in order to obtain substantially the same result.

42. TERMINATION OF EXISTING LEASE

42.01 Landlord and Tenant agree that the Existing Lease, including any and all amendments and modifications thereof, shall be canceled effective on the Lease Commencement Date. Until the Lease Commencement Date, the terms of occupancy of the Premises shall be governed by the Existing Lease. From and after the Lease Commencement Date, Tenant’s occupancy of the Premises shall be governed by the terms and conditions of this Lease. Landlord and Tenant acknowledge and agree that nothing contained herein shall relieve Tenant or Landlord of any of their respective obligations under the Existing Lease which arise or accrue prior to the Lease Commencement Date, all of which shall survive the termination of the Existing Lease, and nothing contained herein shall be intended to or deemed to release either party from or waive any of its rights with respect to any obligations of the other party or any default by such other party under the Existing Lease prior to the Lease Commencement Date. Landlord and Tenant agree that the termination of the Existing Lease shall be self-executing and effective without the need for further documentation. However, Landlord and Tenant agree to execute, acknowledge, and deliver to the other party such other documents, including, without limitation, a Memorandum of Termination of Lease, in a form and content reasonably acceptable to the parties, as reasonably requested by the other party. Each party represents, warrants, covenants and agrees with the other that the Existing Lease is the only agreement, written, oral, or otherwise between Landlord and Tenant pertaining to the Premises and the Existing Lease has not been amended, superseded, added to or interpreted, in writing, orally, or otherwise, at any time except as noted in this Lease.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year indicated by Landlord’s execution date as written below.

Individuals signing this Lease warrant that they have the authority to bind their respective principals. THIS LEASE, WHETHER OR NOT EXECUTED BY TENANT, IS SUBJECT TO ACCEPTANCE AND EXECUTION BY LANDLORD, ACTING ITSELF OR BY ITS AGENT

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ACTING THROUGH ITS PRESIDENT, VICE PRESIDENT, OR ITS DIRECTOR OF LEASING AND MARKETING.

Landlord:

Dermody Properties, a Nevada corporation

By:

Its:

(Name, Title)

Date: 5-23-02

(Execution Date)

Dermody Family Limited Partnership II, a Washington limited partnership

By: JOHN A. DERMODY

Its: JOHN A. DERMODY, MEMBER OF DERMODY FAMILY LLC II, GENERAL PARTNER

(Name, Title)

Date: 5-3-02

(Execution Date)

Tenant: Unified Western Grocers, Inc., a California corporation

By: GARY C. HAMMETT

GARY C. HAMMETT

Its: VICE PRESIDENT

(Name, Title)

Date: 5-1-02

(Execution Date)

By:

Its: Secretary

(Name, Title)

Date:

(Execution Date)

31.

Exhibit “A” to Lease prepared November 15, 2001

by and between Dermody Properties, a Nevada

corporation, and Unified Western Grocers, a California corporation

Dermody Properties, a Nevada Corporation

Unified Western Grocers, a California Corporation

MASTER PLAN

P POSED PHASE 3

CERTIFIED GROCERS U

Construction

EXHIBIT G

Move Out Standards

This Move Out Standards (Exhibit G) is dated for the reference purposes as of ____________, 200__, and is made between Dermody Properties, a Nevada corporation, and Dermody Family Limited Partnership II, a Washington limited partnership (collectively, "Landlord"), and Unified Western Grocers, Inc., a California corporation ("Tenant"), to be a part of that certain Standard Industrial Lease (Dermody Properties Standard Industrial Lease form) of even date herewith between Landlord and Tenant (the "Lease") concerning an approximately two hundred ninety-one thousand, three hundred thirty (291,330) square foot building located at 1888 South East Street, Fresno, California (the "Premises"). Landlord and Tenant agree that the Lease is hereby supplemented as follows:

The Tenant shall surrender the Premises, at the time of the expiration of the Lease, in the condition required under Section 28.01 and elsewhere in the Lease, which shall include, but is not limited to, addressing the following items (in all cases, reasonable wear and tear excepted):

1.	Lights:	Office and warehouse lights will be fully operational with all bulbs functioning.
2.	Dock Levelers & Roll Up Doors:	Shall be in good working condition.
3.	Dock Seals:	**[Intentionally omitted.]**
4.	Warehouse Floor:	Swept with no racking bolts and other protrusions left in floor. Cracks should be repaired with an epoxy or polymer.
5.	Tenant-Installed Equipment & Wiring:	Removed and space turned to original condition when originally leased. (Remove air lines, junction boxes, conduits, etc.
6.	Walls:	Sheetrock (drywall) damage should be patched and fire-taped so that there are no holes in either office or warehouse.
7.	Roof:	Any tenant-installed equipment must be removed and roof penetrations properly repaired by licensed roofing contractor. Active leaks must be fixed and latest Landlord semi-annual maintenance and repairs recommended must have been followed.
8.	Signs:	All exterior signs must be removed and holes patched and paint touched up as necessary. All window signs should likewise be removed.

9. Heating & Air Conditioning System:

10. Overall Cleanliness:

11. Upon Completion:

A written report from a licensed HVAC contractor within the last three months stating that all evaporative coolers within the warehouse are operational and safe and that office HVAC system is also in safe operating condition.

Clean windows and bathroom(s), vacuum carpet, and remove any and all debris from office and warehouse. Remove all pallets and debris from exterior of Premises.

Contact Dermody Properties (775) 858-8080 to coordinate date of turning off power, turning in keys, and obtaining final Dermody Properties inspection of Premises which, in turn, will facilitate refund of security deposit.

Exhibit G to Lease prepared November 15, 2001 by and between Dermody Properties, a Nevada corporation, and Dermody Family Limited Partnership II, a Washington limited partnership, collectively, as “Landlord,” and Unified Western Grocers, Inc., a California corporation, as “Tenant”

Dermody Properties

John A Dermody

Dermody Family Limited Partnership II

Gary C. Hammett

Unified Western Grocers, Inc.